UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

RPT Realty
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

19 W 44th Street,	Suite 1002
New York,	New York	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 221-1261

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Shares of Beneficial Interest, ($0.01 Par Value Per Share)	RPT	New York Stock Exchange
7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest ($0.01 Par Value Per Share)	RPT.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of RPT Realty (the “Company”) held on April 28, 2020, the shareholders of the Company: (1) elected the seven trustee nominees to serve until the annual meeting of shareholders in 2021; (2) ratified the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020; and (3) approved, on an advisory basis, the compensation of our named executive officers. Votes representing approximately 92.9% of our outstanding shares were cast. The results of the voting are shown below.

Proposal 1 – Election of Trustees

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Richard L. Federico	71,964,426	875,762	2,040,991
Arthur H. Goldberg	71,105,956	1,734,232	2,040,991
Brian L. Harper	72,355,817	484,371	2,040,991
Joanna T. Lau	72,146,718	693,470	2,040,991
David J. Nettina	72,310,546	529,642	2,040,991
Laurie M. Shahon	72,126,771	713,417	2,040,991
Andrea M. Weiss	71,716,878	1,123,310	2,040,991

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions
74,324,381	544,774	12,024

Proposal 3 – Approval (on an advisory basis) of the Compensation of Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
71,118,179	1,485,083	236,926	2,040,991

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPT REALTY

Date:	May 4, 2020	By: /s/ MICHAEL P. FITZMAURICE
Michael P. Fitzmaurice
Executive Vice President and Chief Financial Officer